                                                                      Exhibit 11


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 11 to the Registration Statement No. 33-88082 of New England Variable Life Separate Account (the "Separate Account") of New England Life Insurance Company (the "Company") of our reports dated February 4, 2000 appearing in the Prospectuses and Supplement, which are part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectuses and Supplement.



Deloitte & Touche LLP
Boston, Massachusetts
November 9, 2000